Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “**”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

SOFTWARE LICENSE AND PRODUCT DISTRIBUTION

AGREEMENT

THIS AGREEMENT, is entered into as of September 29, 2006 by and between NeuLion, Inc. (“NeuLion”), having a place of business at 1600 Old Country Road, Suite 101, Plainview, New York 11803, USA and TransVideo International Ltd. (“TransVideo”) having a place of business at 11th Floor, Building A, #3 Danling Street, Haidian District, Beijing, China 100080.

W I T N E S S E T H:

WHEREAS, NeuLion wishes to acquire certain rights to computer software programs and documentation (“Software”) owned by TransVideo and to become a distributor of TransVideo’s Set Top Box Product; and

WHEREAS, TransVideo is willing to grant such rights and licenses and to perform duties with respect to the Software and the Set Top Box Product on the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Parties agree as follows:

1.             APPOINTMENT AND GRANT OF LICENSES

1.1           TransVideo hereby grants to NeuLion a non-exclusive, non-transferable, non-sublicensable, non-assignable, world-wide, perpetual source code license to TransVideo’s V1 release of its IPTV Server Software (further defined as the OSS, Program Manager, MPlayer and Nodelink applications) to use, modify and enhance the IPTV Server Software source code in the development and delivery of any NeuLion product or service (“Derivative Works”).

1.2           TransVideo hereby grants to NeuLion a non-exclusive, non-transferable, non-sublicensable, non-assignable, world-wide, source code license to TransVideo’s Set Top Box Software defined as the Driver (containing drivers for infrared, Wi-Fi, USB, DSP interface, network and OSD), the Browser and the Player components, with both Parties agreeing that for purposes of the source code license granted herein such further definition specifically excludes the DSP component in TransVideo’s Set Top Box Product, currently as of execution of this agreement at release 2.1.12, to only use as internal reference for NeuLion’s ongoing support of its customers’ use of TransVideo’s Set Top Box Product.  The source code license granted to the Set Top Box Software does not grant NeuLion the right to: (i) modify or enhance the Set Top Box Software; or, (ii) distribute the Set Top Box Software independent of the Set Top Box Product.

1.3           TransVideo hereby grants to NeuLion a non-exclusive, non-transferable, non-sublicensable, non-assignable, world-wide, source code license to the P3 component of TransVideo’s Transcoder/Encoder Software (with both Parties agreeing that for purposes of the source code license granted herein the P1 and P2 components in TransVideo’s Transcoder/Encoder Software are specifically excluded) to only use as internal reference for NeuLion’s ongoing support of its customers’ use of TransVideo’s Set Top Box Product.  The source code license granted to the P3 component of TransVideo’s Transcoder/Encoder Software does not grant NeuLion the right to modify, enhance or distribute the Transcoder/Encoder Software.

1.4           TransVideo appoints NeuLion as its world-wide, non-exclusive distributor with rights to market, distribute, and resell of TransVideo’s Set Top Box Product under TransVideo’s trademark in accordance with the terms and conditions of this Agreement.

1.5           TransVideo grants NeuLion the right to appoint distributors who shall have all the rights of NeuLion hereunder related to the marketing, distributing, and reselling of the Set Top Box Product.

1.6           TransVideo grants NeuLion a special license to use the current (as of execution of this Agreement) version of the Transcoder/Encoder Software only in connection with NeuLion’s services to NeuLion’s customers using the Set Top Box Products hereunder.  TransVideo does not grant NeuLion the right to market, resell, or distribute the Transcoder/Encoder Software.

2.             INTELLECTUAL PROPERTY RIGHTS

2.1           TransVideo shall retain all intellectual property rights to the IPTV Server Software, Set Top Box Software and Transcoder/Encoder Software, except as specifically provided for herein.

2.2           NeuLion shall retain all intellectual property rights to any Derivative Works made by NeuLion based on the IPTV Server Software source code including the right to freely distribute, sublicense, transfer, assign or otherwise dispose of unencumbered by any restriction imposed by sub-section 1.1.

2.3           NeuLion shall retain all intellectual property rights to any STB Add-On developed by NeuLion for the Set Top Box that utilizes the Set Top Box SDK as described in sub-section 3.3 of this Agreement.  Furthermore, TransVideo agrees that any NeuLion customer of the Set Top Box Product, distributed by NeuLion, shall retain all intellectual property rights to any STB Add-On the customer develops utilizing the Set Top Box SDK.

3.             TRANSVIDEO’S RESPONSIBILITIES

3.1           Upon execution of this Agreement TransVideo shall provide NeuLion the current source code for: (i) V1 release of the IPTV Server Software; (ii) 2.1.12 release of the Set Top Box Software; and, (iii) the P3 component of the Transcoder/Encoder Software.

3.2           TransVideo shall produce a new release of the IPTV Server Software (release V1.2.1) that contains all source code changes to the V1 release produced by both TransVideo and NeuLion.  For clarification, the V1.2.1 release would be a production V1 release.  TransVideo shall deliver the updated source code that includes the OSS, Program Manager, MPlayer and Nodelink application for release V1.2.1 to NeuLion.  Upon full production implementation use by NeuLion for all KyLinTV subscribers, of the IPTV Server Software based on the release V1.2.1 source code, TransVideo shall have no further obligation to provide NeuLion: (i) any updates, upgrades or enhancements to the IPTV Server Software or (ii) any support for the IPTV Server Software.

3.3           TransVideo shall produce a new release of the Set Top Box Software that includes a software development kit (“Set Top Box SDK”) that allows NeuLion and NeuLion’s customers to develop software that operates on and interacts with the Set Top Box Software without changes to the Set Top Box Software itself (“STB Add-On”).  However, this obligation of TransVideo shall not be a condition precedent to any payment obligation of NeuLion under this Agreement.

3.4           TransVideo shall provide NeuLion the source code for each new version of the Set Top Box Software and the P3 component of the Transcoder/Encoder Software it produces as long as NeuLion has any active customer using TransVideo’s Set Top Box Product.  TransVideo further agrees that each new release of its Set Top Box Software and Transcoder/Encoder Software will maintain compatibility with the V1 release of its IPTV Server Software in streaming file format (ASF) and streaming protocol (proprietary push Protocol).

3.5           TransVideo shall provide NeuLion support and maintenance for the Set Top Box Software and the Transcoder/Encoder Software as long as NeuLion has any active customer using the Set Top Box Product.

4.             LICENSE FEE AND PAYMENTS

4.1           NeuLion shall pay TransVideo a license fee in the amount of * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * .

4.2           Before the end of year 2007, NeuLion shall pay TransVideo * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * .  Thereafter NeuLion and TransVideo agree to establish a new unit price * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * .

4.3           Orders for Set Top Box Products by NeuLion to TransVideo shall be made in * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *.

4.4           Set Top Box Products’ price is * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * .  NeuLion is responsible for all the freight and insurance fees thereafter, applicable tariffs, duties and taxes other than franchise and income taxes for which TransVideo is responsible.

4.5           Notwithstanding the foregoing, no moneys shall be payable to TransVideo for evaluation copies, beta copies, support or marketing copies, or for replacement of defective copies of the Set Top Box Product.

4.6           Before the end of year 2007, for each linear channel delivered by NeuLion using the Transcoder/Encoder Software as provided in sub-section 1.6 above, NeuLion shall pay TransVideo * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * .  At the end of year 2007, TransVideo will release a new version of the Transcoder/Encoder Box (containing the Transcoder/Encoder Software).  The business terms for NeuLion to use the new product will be determined by the Parties at a later time.

5.             REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

5.1           TransVideo warrants that it has the right to grant the licenses and rights granted in this Agreement and that it is under no obligation or restriction, nor will it assume any obligation or restriction, which would in any way interfere with, be inconsistent with or present a conflict of interest concerning TransVideo’s obligations under this Agreement.

5.2           TransVideo warrants to NeuLion, NeuLion’s customers, and NeuLion’s customers’ end user of the Set Top Box Product (“Set Top Box Consumer”) that the Set Top Box Product will be free from defects in workmanship and materials, under normal use and service, for one year from the date of resell to the Set Top Box Consumer.  TransVideo’s sole obligation under this express warranty shall be, at TransVideo’s option and expense, to repair the defective Set Top Box Product or part, deliver to NeuLion for subsequent delivery to the Set Top Box Consumer an equivalent Set Top Box Product or part to replace the defective item, or if neither of the two foregoing options are reasonably available, TransVideo may, on its sole discretion, refund to NeuLion the fee NeuLion paid for the defective Set Top Box Product.

5.3           TransVideo shall fully indemnify NeuLion against any and all loss, costs, expenses and liability in a lawsuit or other judicial action in connection with, and defend NeuLion against any claims (i) that the Software and Set Top Box Product infringe any copyright, patents, trademarks, trade secrets or other intellectual property right of third parties; (ii) which result from a breach of the warranties set forth herein; or (iii) which is based on a failure of TransVideo to perform its maintenance and support obligations set forth herein.

6.             CONFIDENTIALITY

6.1           Confidential Information: for the Purpose of this Agreement, “Confidential Information” means:

(a)           Any business or technical information of TransVideo or NeuLion, including by not limited to any information relating to the Software, the Set Top Box Product, TransVideo or NeuLion’s product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how;

(b)           Any information that is designated by the disclosing Party as “confidential” or “proprietary” or, if orally disclosed, reduced to writing by the disclosing Party within thirty (30) days of the disclosure; and

(c)           The terms and conditions of this Agreement.

6.2           Exclusions.  Confidential Information does not include information that:

(a)           Is developed by the receiving Party independently and without use of or concerning the disclosing Party’s Confidential Information;

(b)           Is obtained by the receiving Party from a third Party without restriction on disclosure and without breach of a nondisclosure obligation;

(c)           Is in or enters the public domain other than through the fault or negligence of the receiving Party and without breach of this Agreement;

(d)           The receiving Party possesses before first receiving it from the disclosing Party; or

(e)           Is legally required to be disclosed by law, at which point the disclosing Party will notify the other Party.

6.3           Obligation: each Party will maintain Confidential Information in strict confidence, and will not use or disclose, except only to the receiving Party’s employees required to have the information for the purposes of this Agreement.  Each Party further agrees to use the same degree of care to maintain the confidentiality of all Confidential Information received from the other Party that it uses to maintain the confidentiality of its own information of similar importance, but in no event will it use less than reasonable care.  Each Party will take steps that are necessary, by instruction or agreement, to ensure that those of its employees accessing the Confidential Information treat the Confidential Information in a manner consistent with this Agreement.

7.             TERM AND TERMINATION

7.1           This Agreement shall commence upon its execution and shall continue indefinitely unless otherwise terminated as follows:

(a)           At any time by mutual written agreement of the Parties;

(b)           By either Party if the other Party commits any material breach of its obligations hereunder and fails within 30 days of written notice to cure the same.  Any such termination shall be without prejudice to any other rights which may have accrued to it hereunder; or,

(c)           By either Party immediately by written notice if the other Party files a petition in bankruptcy, goes into liquidation, admits that it is insolvent, makes an assignment for the benefit of creditors, or has a petition in bankruptcy or receivership filed against it and such petition is not dismissed within 30 days following filing.

7.2           All source code licenses granted by TransVideo to NeuLion under section 1 of this Agreement shall survive termination provided NeuLion has not breached its payment obligations under sub-section 4.1 of this Agreement.

7.3           All rights to use the Set Top Box Product properly granted by NeuLion to its customers hereunder shall survive termination of this Agreement.

8.             GENERAL

8.1           Neither Party may assign this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided however, TransVideo agrees that this Agreement is assignable or transferable to a successor in interest to NeuLion, and such assignment and transfer shall not be deemed a violation of the restrictions on transferability set forth in section 1.

8.2           If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected.

8.3           This Agreement shall be governed by the laws of the State of New York and in the event of any dispute the Parties hereto shall submit to the jurisdiction of the State and Federal courts of New York, New York.

8.4           This Agreement represents the entire agreement between the Parties with respect to the subject matter contained herein and supersedes any and all written communications, representations and arrangements whether written or oral (whether given or made before or after the date hereof).  No alteration, modification, waiver or addition to this Agreement shall be valid unless made in writing and signed by both Parties’ duly authorized representatives.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NeuLion, Inc.		TransVideo International Ltd.

By:	/s/ Nancy Li	By:	/s/ Wang Yun Chuan
	(Authorized Signature)		(Authorized Signature)

	Nancy Li	Wang Yun Chuan
Type or Print Name of Person Signing		Type or Print Name of Person Signing

	CEO		CEO
Title		Title

	10-31-06		11-5-06
Date		Date